Ex-99.Q

HARDING, LOEVNER FUNDS, INC.

POWER OF ATTORNEY

Each of the undersigned directors of Harding, Loevner Funds, Inc. (the “Fund”) hereby constitutes and appoints each of Richard Reiter, Brian Simon, Lori Renzulli, Charles Todd, Owen Meacham, and Marcia Lucas as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, and with full power to sign for him or her, in his or her name and in any and all capacities, any amendments to the Fund’s registration statement on Form N-1A, and all instruments or documents necessary or desirable in connection therewith, and to file the same with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be signed in one or more counterparts, each of which individually shall be deemed to be an original and all of which taken together shall constitute one and the same power of attorney.

IN WITNESS WHEREOF, the undersigned has subscribed his or her name on this 3rd day of March, 2017.

Signature	Title	Signature	Title

/s/ David R. Loevner		/s/ Charles Freeman, III
David R. Loevner	Director	Charles Freeman, III	Director

/s/ Christine C. Carsman		/s/ Carolyn Ainslie
Christine C. Carsman	Director	Carolyn Ainslie	Director

/s/ William E. Chapman, II		/s/ Samuel R. Karetsky
William E. Chapman, II	Director	Samuel R. Karetsky	Director

/s/ R. Kelly Doherty		/s/ Eric Rakowski
R. Kelly Doherty	Director	Eric Rakowski	Director